UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	September 28, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle, Suite 109 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Ameritrans Capital Corporation (the “Company”) held its annual meeting of stockholders on September 28, 2012 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on two proposals, which are described in detail in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 7, 2012.

Proposal No. 1.  At the Annual Meeting, the stockholders elected  a total of seven directors, three of whom were elected by holders of both the Company’s common stock, $.0001 par value per share (the “Common Stock”), and its 9 ⅜% participating preferred stock, face value $12.00 per share (the “Preferred Stock”), voting together as a single class, and four of whom were elected only by the holders of the Preferred Stock.

At the Annual Meeting, the holders of Common Stock and Preferred Stock, voting together as a single class, cast their votes as follows with respect to the three nominees elected by holders of both classes of stock:

Nominee	For	Withheld Authority for Nominee	Not Voted
Michael Feinsod	2,324,380	145,147	1,226,056
Peter Boockvar	2,324,380	145,147	1,226,056
Howard Sommer	2,324,380	145,147	1,226,056

The holders of Preferred Stock cast their votes as follows with respect to the four nominees elected only by the holders of Preferred Stock:

Nominee	For	Withheld Authority for Nominee	Not Voted
Steven Etra	150,602	1,620	147,778
John Laird	150,602	1,620	147,778
Elliott Singer	150,602	1,620	147,778
Ivan Wolpert	150,602	1,620	147,778

Proposal No. 2.  At the Annual Meeting, the holders of Common Stock and Preferred Stock, voting together as a single class, also voted to ratify the appointment of Rosen Seymour Shapss Martin & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012, based on the following votes:

For	Against	Abstain
2,274,991	98,848	95,688

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: October 2, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President

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